c                As filed with the Securities and Exchange
                      Commission on November 2, 1995


                                             Registration No. 33-_______


                              _______________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                              _______________

                                 FORM S-8
                       REGISTRATION STATEMENT UNDER
                        THE SECURITIES ACT OF 1933


                      FIRST EMPIRE STATE CORPORATION
          (Exact name of registrant as specified in its charter)

               New York                              16-0968385
    (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

    One M&T Plaza, Buffalo, New York                   14240
(Address of Principal Executive Offices)              (Zip Code)



                      First Empire State Corporation
                          1983 Stock Option Plan
                         (Full title of the Plan)


                        Richard A. Lammert, Esquire
           Senior Vice President, General Counsel and Secretary
                      First Empire State Corporation
                               One M&T Plaza
                          Buffalo, New York  14240
                  (Name and address of agent for service)


                              (716) 842-5390
       (Telephone number, including area code, of agent for service)

                                 Copy to:

                          Steven Kaplan, Esquire
                              Arnold & Porter
                         555 Twelfth Street, N.W.
                          Washington, D.C.  20004
                               202-942-5998

                     CALCULATION OF REGISTRATION FEE



                            Proposed    Proposed
                            Maximum     Maximum
Title Of        Amount      Offering    Aggregate     Amount Of
Securities To   To Be       Price       Offering      Registration
Be Registered   Registered  Per Share*  Price*        Fee

Common Stock    500,000     $192.75     $96,375,000   $33,232.76
$5.00 Par Value Shares


* Estimated solely for the purpose of calculating the registration fee pursuant to Securities Act Rule 457(c), on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the American Stock Exchange on October 30, 1995, which date is within 5 business days prior to the date of the filing of this Registration Statement, as reported by The Wall Street Journal.

                            PART II


      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         The statements contained in Items 3 through 9 of the registration statement on Form S-8 filed by First Empire State Corporation (the "Company" or the "Registrant") with the Securities and Exchange Commission ("Commission") on February 18, 1993 (File No. 33-58500) are hereby incorporated by reference.

                          SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Buffalo, State of New York, on October 30, 1995.

                               FIRST EMPIRE STATE CORPORATION


                               By:   /s/ JAMES L. VARDON
                                    James L. Vardon
                                    Executive Vice President and
                                    Chief Financial Officer



         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on October 30, 1995.


Signature                           Title



 /s/ ROBERT G. WILMERS
Robert G. Wilmers                   Chairman of the Board,
                                    President and Chief Executive
                                    Officer (Principal Executive
                                    Officer)



 /s/ JAMES L. VARDON
James L. Vardon                     Executive Vice President and
                                    Chief Financial Officer
                                    (Principal Financial and
                                    Accounting Officer)



           *
Brent D. Baird                      Director



           *
John H. Benisch                     Director

           *
C. Angela Bontempo                  Director



           *
Robert T. Brady                     Director



           *
Patrick J. Callan                   Director




David N. Campbell                   Director



           *
James A. Carrigg                    Director



           *
Barber B. Conable, Jr.              Director



           *
Richard E. Garman                   Director



           *
James V. Glynn                      Director




Roy M. Goodman                      Director




Patrick W.E. Hodgson                Director




Samuel T. Hubbard, Jr.              Director

Lambros J. Lambros                  Director



           *
Wilfred J. Larson                   Director



           *
Jorge G. Pereira                    Director



           *
William C. Shanley, III             Director



           *
Raymond D. Stevens, Jr.             Director



           *
Richard D. Trent                    Director



           *
John L. Wehle, Jr.                  Director



*By  /s/ RICHARD A. LAMMERT
    Richard A. Lammert
    (Attorney-in-Fact)

                       INDEX OF EXHIBITS




Exhibit 4.1 Provisions of the Restated Certificate of Incorporation of First Empire State Corporation defining the rights of security holders. Incorporated herein by reference to Exhibit No. 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1989 and Exhibit No. 19 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1991 (File No. 1-
                  9861).

Exhibit 4.2 Provisions of the Bylaws of First Empire State Corporation defining the rights of security holders. Incorporated herein by reference to Exhibit No. 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 (File No. 1-9861).

Exhibit 4.3 First Empire State Corporation 1983 Stock Option Plan, as amended and restated. Incorporated herein by reference to Exhibit No. 10 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

Exhibit 5 Opinion of Richard A. Lammert with respect to the legality of the Common Stock being registered. Filed herewith.

Exhibit 15        Not applicable.

Exhibit 23.1      Consent of Price Waterhouse, Independent
                  Accountants.  Filed herewith.

Exhibit 23.2 Consent of Richard A. Lammert. Contained in his opinion filed as Exhibit 5 hereto.

Exhibit 24 Powers of Attorney of certain officers and directors of the Company. Filed herewith.

Exhibit 28        Not applicable.

Exhibit 99        None.